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EXHIBIT 10.24

                                  CONCEPTUS,  INC.

                           MASTER  CONSULTING  AGREEMENT


     This Agreement is entered into by and between Conceptus, Inc., a Delaware corporation, ("Conceptus"), and Florence Comite, MD (hereinafter "Consultant"), this 10th day of September 1997. It is agreed that the Consultant is performing these services as an employee of and on behalf of Medicine & Health, LLC.

     In consideration of the mutual promises contained herein, the parties hereto agree as follows:

                               SECTION 1:  CONSULTING

     1.1 SERVICES. Consultant shall render consulting services in the area of establishment and direction of Scientific Advisory Board, participation on S/TOP Advisory Board and general consulting on Women's Health issues hereinafter its "Duties"). Consultant shall consult with the Board of Directors, officers, and department heads of Conceptus, and such other personnel as designated by the President of Conceptus, in regard to her Duties.

     1.2 SERVICES FOR OTHERS. Consultant shall be free to represent or perform services for other persons during the term of this Agreement, provided that performance of such services does not interfere with Consultant's Duties under this Agreement. However, Consultant agrees that Consultant does not presently perform, and does not intend to perform, during the term of this Agreement, consulting or other services for third parties whose businesses or proposed businesses in any way involve the design or use of products that are or would be competitive with the products or proposed products of Conceptus (except for companies previously disclosed by Consultant to Conceptus in writing). Should Consultant propose to perform consulting or other services for any such third party, Consultant agrees to notify Conceptus in writing in advance (specifying the name of the organization for whom Consultant proposes to perform such services) and to provide information to Conceptus sufficient to allow it to determine if the performance of such services would conflict with areas of interest to Conceptus, or any further services that Conceptus might request of Consultant under this Agreement.

     1.3 PAYMENT. Conceptus agrees to pay Consultant for its services to be rendered under this Agreement in accordance with the payment terms set forth in each Project Designation. Conceptus shall reimburse Consultant for her reasonable expenses incurred in the performance of her Duties, including, but not limited to, reasonable expenses for travel and similar items. Conceptus will reimburse Consultant for such reasonable, authorized expenses incurred by Consultant upon the presentation by Consultant, from time to time, of a detailed and itemized account of such expenses substantiated by receipts.


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     1.4  TERM.  This Agreement shall have an initial term of twelve (12)
months, commencing on September 10, 1997 and terminating at the close of business on September 9, 1998. This Agreement shall be automatically renewed for additional twelve (12) month terms, on the same terms and conditions as set forth in this Agreement, unless either party gives written notice to the other party not less than sixty (60) days prior to the end of the then current term of such party's intention not to renew this Agreement. In addition, at any time during the term of this Agreement, either party may terminate this Agreement by giving written notice to the other party not less than sixty (60) days prior to the date of termination; provided, however, that if this Agreement is terminated by Conceptus during any twelve (12) month term, Conceptus shall, within thirty (30) days after the date of termination, pay to Consultant all amounts that would have been due to Consultant as set forth on the Project Designation during the remainder of such term of this Agreement.

     1.5 INDEPENDENT CONTRACTOR. Consultant's services are to be performed as an independent contractor with the customary and usual independence associated therewith and Consultant shall not be deemed to be an employee of Conceptus or to have the authority to enter into any contract on behalf of Conceptus or to otherwise bind Conceptus to any agreement unless expressly authorized in writing to do so. Consultant shall be responsible for payment of all income, social security and other taxes incurred by Consultant. Consultant agrees to indemnify and hold harmless Conceptus to the extent of any obligations imposed by law on Conceptus to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with any payment made to Consultant by Conceptus for Consultant's services provided hereunder.

     1.6 NO ASSIGNMENT. Because of the nature of the services to be rendered by Consultant, this Agreement may not be assigned by Consultant without the prior written consent of Conceptus.

                            SECTION 2:  CONFIDENTIALITY

     In consideration of its access to the premises of Conceptus and/or its access to certain Confidential Information of Conceptus, in connection with its business relationship with Conceptus, Consultant hereby represents and agrees as follows:

     2.1. CONFIDENTIAL INFORMATION. For purposes of this Agreement, the term "Confidential Information" means:

          (a) Any information which Conceptus possesses that has been created, discovered or developed by or for Conceptus or which has otherwise been made known to Conceptus, and which has or could have commercial value or utility in the business in which Conceptus is engaged; or

          (b) Any information that is related to the business of Conceptus and is generally not known by non-Conceptus personnel.


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By way of illustration, but not limitation, Confidential Information includes trade secrets and any information concerning products, processes, formulas, designs, inventions (whether or not patentable or registrable under copyright or similar laws and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, know-how, software, formats, marketing plans and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics and agreements.

     2.2 EXCLUSIONS. Notwithstanding the foregoing, the term Confidential Information shall not include:

          (a) Any information which becomes generally available to the public other than as a result of a breach of the confidentiality portions of this Consulting Agreement or any other agreement requiring confidentiality between Conceptus and Consultant;

          (b) Information received from a third party in rightful possession of such information who is not restricted from disclosing such information; and

          (c) Information known by Consultant prior to its receipt of such information from Conceptus which prior knowledge can be documented.

     2.3 DOCUMENTS. Conceptus and Consultant agree and acknowledge that Consultant shall perform many of her Duties outside the premises of Conceptus. Accordingly, Consultant may possess outside the premises of Conceptus notes, formulas, programs, data, records, machines or other documents or items which contain or constitute Confidential Information and Consultant shall have the right to make reproductions or copies of the same, but only to the extent necessary to perform the Duties. Consultant shall promptly return any such documents or items, along with any reproductions or copies, to Conceptus upon Conceptus's demand or upon termination of this Agreement.

     2.4 NO DISCLOSURE. Consultant agrees that Consultant will hold in trust and confidence all Confidential Information and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of Conceptus, except as may be necessary in the course of its business relationship with Conceptus. Consultant further agrees that Consultant will not use any Confidential Information without the prior written consent of Conceptus, except as may be necessary in the course of its business relationship with Conceptus, and that the provisions of this Section 2.4 shall survive termination of this Agreement.

     2.5 PATENTS; COPYRIGHTS. Consultant acknowledges and agrees that all Confidential Information existing or developed by or for Conceptus shall be the sole property of Conceptus, and Conceptus shall be the sole owner of all patent, copyright and other rights and protections in connection therewith. Consultant hereby assigns to Conceptus all right, title and interest that Consultant may have to or acquire in all such Confidential Information. Upon learning of any Confidential Information not already disclosed to Conceptus during the term of this Agreement,


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Consultant agrees that Consultant will promptly disclose its knowledge of such Confidential Information to Conceptus.

     2.6 OWNERSHIP. Consultant agrees that all Confidential Information that is related to or which results from work performed by Consultant for Conceptus ("Inventions") shall be the sole and exclusive property of Conceptus or its nominees. Conceptus and its nominees shall have the right to use and/or to apply for patents, copyrights or other statutory or common law protections for such Inventions in any and all countries. Consultant further agrees (i) to assist Conceptus in every proper way to obtain and from time to time to enforce such patents, copyrights and other rights and protections relating to Inventions, and (ii) to execute and deliver to Conceptus or its nominee upon request all such documents as Conceptus or its nominee may determine are necessary or appropriate (including assignments of inventions). (Such documents may be necessary to: (a) vest in Conceptus or its nominee clear and marketable title in and to Inventions, (b) apply for, prosecute and obtain patents, copyrights and other rights and protections relating to Inventions, or (c) enforce patents, copyrights and other rights and protections relating to Inventions.) Consultant's obligations pursuant to this Section shall continue beyond the termination of its consulting relationship with Conceptus, but Conceptus agrees to compensate Consultant after the termination of the consulting relationship at a reasonable rate for time actually spent or expenses incurred by Consultant at Conceptus's request.

     2.7 LIMITS OF APPLICATION. Consultant has been informed and understands that the provisions of Section 2.5 above do not apply to any Invention that qualifies in all respects under Section 2870 of the California Labor Code, which provides:

          "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those that either:

               (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

               (ii) Result from any work performed by the employee for the employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

     2.8  PURSUIT OF INVENTIONS

          (a) The Consultant shall promptly disclose to Conceptus in writing all Inventions, patentable or unpatentable, that the Consultant conceives and/or reduces to practice, either solely or jointly with Conceptus, during the term of this Agreement.


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          (b)  Within one hundred twenty (120) days after the Consultant discloses and Invention to Conceptus, Conceptus shall notify Consultant whether Conceptus will attempt to develop the Invention into a commercial product. If Conceptus notifies Consultant that it will not attempt to develop the Invention into a commercial product, then Conceptus shall promptly assign to Consultant all the right, title, and interest therein held by Conceptus pursuant to Section 2.5 hereof. If Conceptus notifies Consultant that it will attempt to develop the Invention into a commercial product, then Conceptus shall:

               (i) Make reasonable efforts consistent with Conceptus's business plans and resources to develop the Invention into a commercial product, provided, however, that Conceptus shall be free to terminate such efforts at any time in which case Conceptus shall, if Consultant so desires, assign to Consultant all right, title and interest therein held by Conceptus;

              (ii) If the Invention is deemed patentable under U.S. law by Conceptus's patent attorneys, promptly file for and diligently seek U.S. patent coverage for the Invention, provided, however that Conceptus shall be free at any time to cease such efforts, in which case Conceptus shall, if consultant so desires, assign any patent/patent applications on the Invention to Consultant; and

             (iii)  Pay Consultant royalties on the Invention as follows:

                    (A) If the Invention is patented in the United States and Consultant is the sole inventor thereof, four percent (4%) of Conceptus's net sales price for product covered by the patent, for the duration of the patent (as used herein "net sales price" shall mean the gross invoice price for the product less the sum of the following deductions, where applicable: case, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed upon sales; transportation charges and allowance or credits to customers or distributions for rejections or returns); or

                    (B) If the Invention is not patented in the U.S. and consultant is the sole inventor thereof, three percent (3%) of Conceptus's net sales price for the product covered by the Invention for a period of five
(5) years from the first commercial sale of such product; or

                    (C) If the Invention is patented in the U.S. and Consultant is a joint inventor thereof with Conceptus, two percent (2%) of Conceptus's net sales price for the product covered by the patent for the duration of the patent; or

                    (D) If the Invention is not patented in the U.S. and Consultant is a joint inventor thereof with Conceptus, two percent (2%) of Conceptus's net sales price for the product covered by the Invention for a period of five (5) years from the first commercial sale of the product.

Royalties shall be paid on a calendar year basis for sales of the invention made in the preceding year.

     2.9 NO CONFLICTING AGREEMENTS. Consultant represents that Consultant has not brought, and will not bring, to Conceptus, and will not use in the performance of its responsibilities for Conceptus, any materials or documents of a former employer that are not generally available to the public, unless Consultant has obtained the express written consent of such former employer for Consultant's possession and use of such materials or documents for the specific purposes that Consultant proposes to make of such materials or documents under this Agreement. Moreover, Consultant represents that its performance of this Agreement and the performance of its Duties as a consultant of Conceptus does not and will not breach any agreement or relationship of trust and confidence Consultant may have with any third party, whether oral, written or implied. Consultant agrees that Consultant has not entered into and will not enter into any agreement in conflict with this Agreement.

     2.10 PUBLICATION.   Consultant shall not submit for publication or
publish any scientific writing, oral presentation, poster session or any similar disclosure of results or conclusions resulting from the services performed under this Agreement without the prior express written consent of Conceptus.

     2.11 REMEDIES. Consultant understands that, in the event Consultant fails to comply with this Article 2 of this Agreement, Conceptus may suffer irreparable harm that may not be adequately compensated by monetary damages. Accordingly, Consultant agrees that, in the event of its breach or threatened breach of any term of this Article 2, Conceptus shall be entitled to injunctive or other preliminary or equitable relief in addition to such other remedies as may be available to Conceptus for such breach or threatened breach, including damages.


                             SECTION 3:  MISCELLANEOUS

     3.1 ACTIONS; EXPENSES. In the event of any action at law or in equity to enforce the provisions of this Agreement, the unsuccessful party shall pay to the other reasonable costs and expenses so incurred, including attorneys' fees.

     3.2 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

     3.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement ( including the Project Designation attached as Exhibit A hereto) expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of Agreement.


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     Consultant and Conceptus hereby accept and agree to the above terms and acknowledge receipt of a copy of this Agreement.

CONCEPTUS, INC. (HIRING AUTHORITY)


By:       /s/ Kathryn Tunstall
    ------------------------------------------

Name:     Kathryn Tunstall
      ----------------------------------------

Title:    President & CEO
       ---------------------------------------

Address:   1021 Howard Avenue
           San Carlos, CA  94070
Telephone: (415) 802-7240



CONCEPTUS, INC. (CHIEF FINANCIAL OFFICER)


By:       /s/ Sanford Fitch
    ------------------------------------------

Name:     Sanford Fitch
      ----------------------------------------

Title:    Chief Financial Officer
       ---------------------------------------

Address:   1021 Howard Avenue
           San Carlos, CA  94070
Telephone: (415) 802-7240



"CONSULTANT"


By:       /s/ Dr. Florence Comite
    ------------------------------------------

Name:     Dr. Florence Comite
      ----------------------------------------

Address:   Women's Health at Yale
           40 Temple Street, Suite 3D
           New Haven, CT 06510
Telephone: (203) 764-9868

                                     EXHIBIT A

                                PROJECT DESIGNATION


1.   DESCRIPTION OF PROJECT:  Establishment and direction of Scientific
                              Advisory Board
                              Participation on S/Top Advisory Board
                              Consulting on Women's Health Issues


2.   TIME DEVOTED TO PROJECT: Two (2) days per month
                              Up to twenty-four (24) additional days per year to include trips to Conceptus and travel on behalf of Conceptus.


3.   COMPENSATION:            An annual stipend of $72,000

     (a)  PAYMENT SCHEDULE:   To be paid on monthly basis, $6,000 per month to
                              Medicine and Health Today, L.L.C.



     (b) EXPENSES AUTHORIZED FOR REIMBURSEMENT BY CONCEPTUS: Out-of-pocket expenses, including local travel and local telephone calls, shall be reimbursed by Conceptus. Conceptus shall reimburse Consultant for any out-of-area travel and long-distance telephone calls, including car and cellular telephone calls.

4.   DURATION OF PROJECT:          One year

Signatures:


CONCEPTUS, INC. (HIRING AUTHORITY)


By:       /s/ Kathryn Tunstall
    --------------------------------------

Name:     Kathryn Tunstall
      ------------------------------------

Title:    President & CEO
       -----------------------------------

Address:   1021 Howard Avenue
           San Carlos, CA  94070
Telephone: (415) 802-7240



CONCEPTUS, INC. (CHIEF FINANCIAL OFFICER)


By:       /s/ Sanford Fitch
    --------------------------------------

Name:     Sanford Fitch
      ------------------------------------

Title:    Chief Financial Officer
       -----------------------------------

Address:   1021 Howard Avenue
           San Carlos, CA  94070
Telephone: (415) 802-7240


"CONSULTANT"


By:       /s/ Dr. Florence Comite
    --------------------------------------

Name:     Dr. Florence Comite
      ------------------------------------

Address:   Women's Health at Yale
           40 Temple Street, Suite 3D
           New Haven, CT 06510
Telephone: (203) 764-9868